Exhibit 99.2

RESOLUTION OF

THE BOARD OF DIRECTORS

OF

NHS Health Solutions Inc.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held telephonically at 13520 Oriental St, Rockville, Md on December 17th, 2010.

The Board of Directors present for this meeting & which took active part therein was:

Jeff Digenova

WHEREAS there has been presented to and considered by this meeting a Motion to appoint a new Secretary of the Corporation,

NOW THEREFORE BE IT RESOLVED that the Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue have decided unanimously and RESOLVED that:

DAVID E. PRICE shall hereby be appointed as Secretary of the Corporation, with all duties appurtenant to said position,

Said Motion is hereby passed and the corporate books, records and the secretary shall file this Resolution in the corporate records.

DATED: December 17th, 2010

/s/ David E. Price
David E. Price, Esq.; Secretary